EXHIBIT 16.1

January 5, 2021

Securities and Exchange Commission

100 F. Street N.W.

Washington, DC 20549

Re: American Oil & Gas, Inc.

Commission File No. 333-180164

Ladies and Gentlemen:

We have received a copy of, and are in agreement with, the statements being made by American Oil & Gas, Inc. in Item 4.01 of its Form 8-K dated January 5, 2021, captioned “Changes in Registrant’s Certifying Accountant.”

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

Haynie & Company